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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-80221) of our report dated February 23, 1999, except for Note 9 which is as of August 13, 1999, relating to the consolidated financial statements of Wink Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

San Jose, California
August 13, 1999